Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Wejo Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Fees Previously Paid	Equity	Common shares, par value $0.001 per share(3)	Other(4)	63,054,367	$5.26	$331,665,970	.0000927	$30,745
	Total Offering Amounts					$331,665,970
	Total Fees Previously Paid							$30,745
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common shares that may become issuable to prevent dilution as a result of any share dividend, share split, recapitalization or other similar transaction..
(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.
(3)	Consists of the following: (a) 12,850,000 common shares issued pursuant to Subscription Agreements (as defined below) in connection with the PIPE Financing (as defined below), (b) 5,750,000 common shares issued pursuant to the Business Combination Agreement (as defined below), (c) 33,626,608 common shares issued pursuant to the Business Combination Agreement (as defined below), (d) 6,600,000 common shares offered for resale upon exchange of exchangeable preferred shares of Limited (as defined below) and (e) 4,227,759 common shares issuable pursuant to the Equity Grants (as defined below), from time to time, through any means described in the section entitled “Plan of Distribution.”.
(4)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $5.26, which is the average of the high and low prices of the shares of the common shares on December 16, 2021 on NASDAQ.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Carry Forward Securities(2)
Equity	Common shares, par value $0.001 per share	11,500,000	$ 19,665,000(3)	S-4	333-257964	10/22/2021

(1)	Consists of common shares issuable upon exercise of warrants. Each warrant will entitle the warrant holder to purchase one common share of the Registrant at a price of $11.50 per share (subject to adjustment). On the Closing Date, such warrants replaced then outstanding Virtuoso warrants, including warrants included in then outstanding Units of Virtuoso.
(2)	As set forth below, the 11,500,000 common shares issuable upon exercise of warrants (together with the warrants) were previously registered by the registrant on Registration No. 333-257964 are being carried forward to this registration statement pursuant to Rule 429 under the Securities Act. The previously paid fee will continue to be applied to such shares, which the Registrant may continue to offer and sell pursuant to this registration statement.
(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants ($11.50).

Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement is being filed as a combined prospectus with respect to 11,500,000 common shares issuable upon exercise of warrants that were registered under Registration No. 333-257964. Pursuant to Rule 429, this registration statement constitutes Post-Effective Amendment No. 1 to Registration No. 333-257964 with respect to the offering of such unsold shares thereunder, which are not currently being terminated by the registrant. No other changes shall be deemed to be made to Registration No. 333-257964 other than with respect to the specific common shares being sold hereunder. Such post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act.